Exhibit 99.1

NEWS RELEASE

FOR IMMEDIATE RELEASE

ISATORI, INC. ANNOUNCES INAUGURATION OF

NEW COMMERCIAL BANK LINE

Commercial Bank Line Increases Borrowing Capacity of Company by 50%

GOLDEN (DENVER), COLORADO (MarketWire) -– iSatori, Inc. (NASDAQ.BB:IFIT), a growing, leading supplier of nutritional supplement products through Fortune 500 distributors, announced today the inauguration of a new commercial banking relationship with CoBiz Bank of Denver. Through this relationship, the Company has increased its borrowing capacity under its commercial line of credit by 50% to $1.5 million. The banking arrangement is based on a collateralized line of credit secured by the Company’s accounts receivable and finished goods inventory.

Stephen Adele, the Company’s CEO noted, “This arrangement further augments the additional capital procured by the company in connection with its merger with and into Integrated Security Systems, Inc. as recently announced. Through this relationship, the Company will see sustained growth as part of its strategy.”

Previously, the Company maintained a relationship with CoBiz Bank through 2011. This modification of the relationship and reinstatement of it allows the Company’s growth to continue without interruption as well as having continued access to expanding working capital based upon the Company’s growing balance sheet.

iSatori, Inc. is a leading nutritional supplements company based in metropolitan Denver, Colorado, and supplies Fortune 500 distributors and merchandisers with its scientifically engineered products.

This news release contains statements made about future events and expectations, or “forward-looking statements.” Forward-looking statements include statements regarding our expectations, beliefs, intentions, plans, projections, objectives, goals, strategies, future events, or similar statements which generally are not historical in nature. Actual results may differ materially from those expressed or implied by the forward-looking statements contained in this release. Forward-looking statements are subject to numerous risks, uncertainties, and assumptions about us and our business. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. We do not undertake to release publicly any revisions to these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events. For those statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

Contact:

iSatori, Inc.

Stephen Adele

1-303-215-9174

PR@isatoritech.com

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